UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 22, 2007

Date of Report

(Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

(206) 442-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2007, ZymoGenetics, Inc. (the “Company”) provided a status report on the regulatory review process for rThrombin. The Company reported in a conference call that it has received notification from the U.S. Food and Drug Administration (“FDA”) that the submission of additional manufacturing related information has been determined by the FDA to be a major amendment to the rThrombin Biologics License Application. Accordingly, the goal date for completion of FDA review under the Prescription Drug User Fee Act has been extended by three months, from October 18, 2007 to January 17, 2008.

The Company also reported certain updates to financial guidance, including the following:

•	a $40 million milestone payment due from Bayer Healthcare upon approval of rThrombin by the FDA is now expected to be received in the first quarter of 2008;

•

delay of the $40 million milestone payment will reduce the amount of revenue recorded under the Bayer Healthcare license agreement in 2007 from $5 - 8 million, as previously guided, to approximately $3 million;

•	no revenues from sale of rThrombin are anticipated until 2008; and

•

approximately $8 million of costs related to rThrombin commercial drug supply, previously assumed to be recorded as inventory, are now expected to be expensed to research and development in the fourth quarter of 2007.

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of the Company. These statements are not guarantees of future actions or performance and may involve risks and uncertainties that are difficult to predict. The Company’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with its unproven discovery strategy, preclinical and clinical development, regulatory oversight, intellectual property claims and litigation and other risks detailed in the company’s public filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: August 22, 2007	By	/s/ James A. Johnson
James A. Johnson
Executive Vice President,
Chief Financial Officer